Exhibit 10.1

Sales Plan

Sales Plan, dated as of May 31, 2002 (the “Sales Plan”), between Richard Kay (“Seller”) and Goldman, Sachs & Co. (“Broker”).

WHEREAS, the Seller desires to establish the Sales Plan to sell shares of common stock, par value $0.0001 per share (the “Stock”), of Legato Systems, Inc. (the “Issuer”) in accordance with the requirements of Rule 10b5-1 as further set forth herein;

NOW, THEREFORE, the Seller and Broker hereby agree as follows:

1.    Broker shall effect one or more sales (each a “Sale”) of shares of Stock (the “Shares”) as further set forth in the attached Annex A to the Sales Plan.

2.    This Sales Plan shall become effective as of the date hereof and shall terminate on the earlier of (i) June 13, 2003, (ii) the date all Shares have been sold in accordance with this Plan or (iii) the death of the Seller.

3.    Seller understands that Broker may effect Sales hereunder jointly with orders for other sellers of Stock of the Issuer and that the average price for executions resulting from bunched orders will be assigned to Seller’s account. All orders will be deemed day orders only and not held unless otherwise specified in Annex A.

4.    Seller represents and warrants that, as of the date first set forth above, Seller is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

5.    It is the intent of the parties that this Sales Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Sales Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

6.    Seller represents that the Shares were acquired in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applies. The Sales of the Shares pursuant to the Sales Plan shall be effected pursuant to Rule 145(d)(1), provided that Broker may assume that Sales effected hereunder are the only sales for Seller’s account which must be aggregated for purposes of compliance with Rule 144(e), and Seller shall not take, and shall not cause any person or entity with which he or she would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 to take, any action that would cause the Sales not to comply with Rule 145 and Rule 144(e).

7.    Seller represents and warrants that Seller is currently permitted to sell Stock in accordance with the Issuer’s insider trading policies and has obtained the approval of the Issuer to enter into this Sales Plan and that, other than any Rule 145 requirements set forth herein, there are no contractual, regulatory, or other restrictions applicable to the Sales contemplated under this Sales Plan that would interfere with Broker’s ability to execute Sales and effect delivery and settlement of such Sales on behalf of Seller, other than restrictions with respect to which the Seller has obtained all required consents, approvals and waivers. Seller shall notify Broker immediately in the event that any of the above statements become inaccurate prior to the termination of this Sales Plan.

8.    Seller shall make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act.

9.    Seller understands that Broker may not be able to effect a Sale due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker or any other event or circumstance (a “Blackout”). Seller also understands that even in the absence of a Blackout, Broker may be unable to effect Sales consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the Stock to reach and sustain a limit order price, or other market factors in effect on the date of a Sale set forth in Annex A (“Unfilled Sales”).

Broker agrees that if Issuer enters into a transaction that results, in Issuer’s good faith determination, in the imposition of trading restrictions on the Seller and on all directors and senior executive officers of the Issuer, such as a stock offering requiring a lock-up of all such persons (“Issuer Restriction”), and if Issuer and Seller shall provide Broker at least three (3) days’ prior written notice signed by Issuer and Seller and confirmed by telephone of such trading restrictions (Attn: Restricted Stock Desk, c/o Control Room; Fax No. (212) 902-0943; Tel: (212) 902-1511), then Broker will cease effecting Sales under this Plan until notified in writing by Issuer and Seller that such restrictions have terminated. Broker shall resume effecting Sales in accordance with this Plan as soon as practicable after the cessation or termination of a Blackout or Issuer Restriction. Any Unfilled Sales, and any Sales that would have been executed in accordance with the terms of Annex A but are not executed due to the existence of a Blackout or Issuer Restriction, shall be deemed to be cancelled and shall not be effected pursuant to this Sales Plan.

10.    This Sales Plan shall be governed by and construed in accordance with the laws of the State of Delaware and may be modified or amended only by a writing signed by the parties hereto (and, if required by Broker, upon the acknowledgement in writing by the Issuer if at such time Seller is a person covered by section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to the Issuer or is otherwise then subject to the Issuer’s insider trading policies) or terminated upon delivery by Seller of written notice to Broker of such termination in the form attached hereto as Annex B, and provided that any such modification, termination or amendment shall only be permitted at a time when the Seller is otherwise permitted to effect sales under the Issuer’s trading policies and at a time when the Seller is not aware of material nonpublic information concerning the Issuer or its securities. In the event of a modification or amendment to this Sales Plan, or in the event Seller establishes a new plan after termination of the Sales Plan, no sales shall be effected during the thirty days immediately following such modification, amendment or termination (other than Sales already provided for in the Sales Plan prior to modification, amendment or termination).

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11.    Broker shall have the right to require, as a condition to Broker’s consent to any modification, termination or amendment under paragraph 10, that Seller shall (i) exculpate Broker from any action taken or omitted to be taken by Broker and (ii) indemnify Broker against any losses, damages, liabilities or expenses incurred by Broker, in each case for actions or losses in connection with or arising out of this Sales Plan and any amended or subsequent sales plan.

12.    This Sales Plan may be executed in one or more counterparts (whether delivered by facsimile or otherwise), all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

Goldman, Sachs & Co.

/s/ Richard A. Kay	By:	/s/ Michael Dweck
Richard A. Kay	Name: Title:	Michael Dweck Managing Director

Annex A
Richard A. Kay
Legato Systems, Inc.

Broker shall sell up to a maximum of 3,000,000 Shares under this Sales Plan pursuant to the following limit orders:

Date	Shares to be sold*	$ Limit**	Cost Basis	Purchase Date	Nature of Acquisition

Each Trading Day commencing June 17, 2002 through and including June 13, 2003	[***]	[***]

Each Trading Day commencing June 17, 2002 through and including June 13, 2003	[***]	[***]

Each Trading Day commencing July 18, 2002 through and including June 13, 2003	[***]	[***]

*	Share amounts and limit prices listed shall be increased or decreased to reflect stock splits, stock dividends, recapitalizations and the like, should they occur
**	Any Sale executed at a time when more than one limit order is in effect shall be allocated to the highest such limit order.

Commissions:

If the average per share price of Broker’s daily executions hereunder is less than $8.00, then Seller shall pay a per share commission of $0.06. If the average per share price of Broker’s daily executions hereunder is $8.00 or greater, then Seller shall pay a per share commission of $0.08. Such commissions comply with the requirements of Rule 144(g)(1).

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[***]	Means that certain confidential information has been deleted from this document and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have signed this Annex A to the Sales Plan of Richard A. Kay as of the date of such Sales Plan.

Goldman, Sachs & Co.

/s/ Richard A. Kay	By:	/s/ Michael Dweck
Richard A. Kay	Name: Title:	Michael Dweck Managing Director

ANNEX B

FORM OF TERMINATION NOTICE

Termination Notice, dated as of ___________, 2002, of the Sales Plan, dated __________, _____ (the “Sales Plan”), between ____________ (“Seller”) and Goldman, Sachs & Co. (“Broker”).

WHEREAS, Seller and Broker have previously entered into the Sales Plan;

WHEREAS, Seller desires to terminate the Sales Plan in accordance with the terms thereof as hereinafter provided; and

WHEREAS, all capitalized and undefined terms have the meanings assigned to them in the Sales Plan;

NOW THEREFORE, the Seller hereby notifies Broker as follows:

1.    Any Sales set forth under Annex A to the Sales Plan that have not been executed shall be cancelled as promptly as practicable but in no event later than three days following the date of delivery of this Termination Notice to Broker in accordance with the notice provisions set forth under paragraph 9 of the Sales Plan. The last day on which Sales are executed shall be the “Termination Date”.

2.    Seller represents and warrants that Seller is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and is providing this Termination Notice in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

3.    Seller agrees that Broker shall not have any liability whatsoever to the Seller for any action previously or hereafter taken or omitted to be taken in connection with the Sales Plan or this Termination Notice or the making of any Sale thereunder, or for any sales of any securities of the Issuer that may be effected by Seller following the Termination Date, unless such liability is determined in a non-appealable order of a court of competent jurisdiction to be solely the result of Broker’s bad faith or gross negligence. Seller further agrees to hold Broker free and harmless from any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and costs) incurred or sustained by Broker in connection with or arising out of any suit, action or proceeding relating to the Sales Plan or this Termination Notice or any other sales of shares of any securities of the Issuer that may be effected by Seller following the Termination Date (each an “Action”) and to reimburse Broker for its expenses, as they are incurred, in connection with any Action, unless such loss, damage, liability or expense is determined in a non-appealable order of a court of competent jurisdiction to be solely the result of Broker’s bad faith or gross negligence.

4.    This Termination shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have signed this Termination Notice as of the date first written above.

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[Name of Seller] :

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(Goldman, Sachs & Co.)